UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AAMES INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	34-1981408
(State of incorporation or organization)	(IRS Employer Identification No.)

350 South Grand Avenue, 43rd Floor, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-113890 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $.01 per share, is incorporated by reference herein in the section entitled “Description of Aames Investment Common Stock” contained in the Registrant’s registration statement on Form S-11 initially filed with the Securities and Exchange Commission on March 24, 2004 (file no. 333-113890) as amended, including any form of prospectus contained therein filed by the Registrant under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 1, 2004

Aames Investment Corporation

By:	/S/ A. JAY MEYERSON
A. Jay Meyerson
Chief Executive Officer and President